UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 23, 2020

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COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2020, Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), and substantially all of its direct and indirect wholly owned subsidiaries, entered into an Eighteenth Amendment to Third Amended and Restated Credit Agreement (the “Eighteenth Amendment”) with Bank of America, N.A., as agent (the “Agent”) and lender, and JPMorgan Chase Bank, N.A., as lender, which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, substantially all of its direct and indirect subsidiaries, the Agent, and the lenders from time to time party thereto, as amended from time to time (the “Credit Agreement”).

Among other changes, the Eighteenth Amendment: (i) increased the maximum line of credit from $95 million to $110 million; (ii) extended the maturity date to October 23, 2025; (iii) increased the advance rate on eligible accounts receivable from 85% to 87.5%, subject to further adjustments provided in the Credit Agreement; (iv) decreased the interest rate applicable at each specified level of borrowing availability by 0.25% per annum; (v) updated the definition of EBITDA used in the fixed charge coverage ratio financial covenant to add back (A) up to $5 million for certain internal restructuring expenses and reserve adjustments incurred in fiscal 2020 and (B) future indemnification payments to Triumph Bancorp, Inc. and related entities in connection with the previously disclosed agreements with such entities, to the extent such payments are funded with borrowings on the previously disclosed line of credit with TBK Bank, SSB; (vi) added increased flexibility to prepay third party debt, make acquisitions or investments, and pay dividends if certain borrowing availability and fixed charge coverage ratio tests are met; (vii) reset the permitted stock repurchase limit to $40 million after the effective date of the Eighteenth Amendment; (viii) added certain parcels of real property back to the borrowing base formula in order to provide additional borrowing availability, as previously the Company’s real property had amortized out of the borrowing base; (ix) increased the letter of credit subline (i.e., the portion of the total $110 million facility that can be used for letters of credit) from $95 million to $105 million, with sublimits of $95 million and $15 million for standby and commercial letters of credit, respectively; (x) decreased the borrowing availability threshold at which the fixed charge coverage ratio is tested from borrowing availability of less than 15% of the total line of credit (or $14.25 million) to borrowing availability of less than 10% of the total line of credit (or $11 million); and (xi) made certain other updates to the definitions, affirmative covenants, negative covenants, and events of default to reflect changes in the Company’s circumstances and more recent precedent credit agreements in the industry.

The foregoing summary of the terms and conditions of the Eighteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Eighteenth Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Item 2.02	Results of Operations and Financial Condition.

On October 26, 2020, the Company issued a press release announcing its financial and operating results for the third quarter ended September 30, 2020, and that management would review these results in a conference call on October 27, 2020 at 11:00 a.m. Eastern time. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	Covenant Logistics Group, Inc. press release announcing its financial and operating results for the third quarter ended September 30, 2020.
	104	Inline XBRL for the cover page of this Current Report on Form 8-K.

The information contained in Items 2.02 and 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Items 2.02 and 9.01 of this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: October 27, 2020	By:	/s/ M. Paul Bunn
M. Paul Bunn
Executive Vice President, Chief Financial Officer, and Secretary